3







                                                     REGISTRATION NO.__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------
                                    FORM S-8
                       ----------------------------------
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            BROWN-FORMAN CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                        61-0143150
(State of incorporation)                    (I.R.S. Employer Identification No.)

                  850 DIXIE HIGHWAY, LOUISVILLE, KENTUCKY 40210
              (Address of Principal Executive Offices and Zip Code)


             ------------------------------------------------------
             Brown-Forman Non-Employee Directors' Compensation Plan
             ------------------------------------------------------


                               MICHAEL B. CRUTCHER
                              Senior Vice President
                          General Counsel and Secretary
                            Brown-Forman Corporation
                                850 Dixie Highway
                           Louisville, Kentucky 40210
                                 (502) 585-1100

                            OGDEN NEWELL & WELCH PLLC
                          Attention: Ernest W. Williams
                                 1700 PNC Plaza
                            500 West Jefferson Street
                         Louisville, Kentucky 40202-2874
                                 (502) 582-1601
         (Names, addresses and telephone numbers of agents for service)

                         Exhibit Index appears on Page 9

                       Approximate date of commencement of
                   proposed sale to public: From time to time
                 following the effectiveness of the Registration
                                   Statement.



                         CALCULATION OF REGISTRATION FEE

Title of Securities To Be    Amount                 Proposed                 Proposed            Amount Of
Registered                   To Be                  Maximum                  Maximum             Registration
                             Registered             Offering                 Aggregate           Fee
                             (1)                    Price                    Offering
                                                    Per Share (2)            Price

Class B Common               150,000                $76.18                   $11,426,250.00      $1,051.22
Stock (non voting)
par value $0.15 per share

(1) Pursuant to Rule 416(a) of the Securities Act, includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purpose of calculating amount of registration fee which, calculated pursuant to Rule 457(h)(1) and (2) of the Securities Act, is based on the average of the high and low prices for shares of Class B Common Stock of Brown-Forman Corporation on the New York Stock Exchange consolidated tape on May 28, 2002.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

 *As allowed by Rule 428(b)(1) under the Securities Act and the Note to Part l of Form S-8, the information specified in Items 1 and 2 of Form S-8 will be contained in a document sent or given to plan participants. This information is not filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Brown-Forman Corporation (the "Registrant"), by this reference hereby incorporate into this Registration Statement the following documents filed by the Registrant:

(a) Annual Report of the Registrant on Form 10-K for the year ended April 30, 2001, filed on July 21, 2001;

(b) Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended July 31, 2001, filed on September 14, 2001;

(c) Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended October 31, 2001, filed on December 12, 2001;

(d) Quarterly Report of the Registrant on Form 10-Q for the fiscal quarter ended January 31, 2002, filed on March 6, 2002;

(e) The description of the Registrant's Class B Common Stock, $0.15 par value per share, contained in the Registrant's Registration Statement on Form 8-A, filed on April 11, 1991, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(d), 14 or 15(d) of the Securities Exchange Act of 1934 after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

 Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Registrant's Restated Certificate of Incorporation limits directors' liability for monetary damages to the extent permitted by the Delaware General Corporation Law, and reads as follows:

                  A director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that he may be liable (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

The provision affects only claims against directors for acts they perform as directors; it does not apply to acts they perform as officers of the Registrant or in other capacities.

In addition, the Board of Directors has adopted a resolution which provides that the Registrant shall indemnify any person who was, is, or is threatened to be made a party to an action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is a director, officer, employee, or agent of the Registrant, or is or was serving at the Registrant's request as a director, officer, employee, or agent of another entity. Indemnification of a person under this resolution is against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's best interests (with respect to a criminal proceeding, the person must have had no reasonable cause to believe his conduct was unlawful). In any proceeding by or in the right of the Registrant, no indemnification may be made if the person is found to be liable for negligence or misconduct in the performance of his duty, and indemnification may be made only to the extent that the Court of Chancery or such other court deems proper.

An insurance policy insures the Registrant's directors and officers against certain liabilities, including certain liabilities arising under the Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Insofar as indemnification against liabilities under the Act may be permitted for directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of such Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

 Not applicable.

Item 8. Exhibits

Exhibit
Number   Description of Documents

5        Opinion of Counsel, Ogden Newell & Welch PLLC, counsel to Registrant

23(a)    Consent of PricewaterhouseCoopers LLP, independent accountants of
          Registrant

23(b)    Consent of Ogden Newell & Welch PLLC, counsel to Registrant
          (included in Exhibit 5)

24(a)    Power of  attorney  authorizing  Phoebe A. Wood,  Michael B.  Crutcher or Nelea A. Absher to sign the Registration Statement in any and all capacities on behalf of Barry D. Bramley, George Garvin Brown III, Owsley Brown II, Donald G. Calder, Owsley Brown Frazier, Richard P. Mayer, Stephen E. O'Neil, William M. Street, Dace Brown Stubbs and Jerry E. Abramson

24(b)    Certified resolution of Registrant's Board of Directors authorizing the execution of Powers of Attorney

The following items were filed previously:

Exhibit
Number   Description of Document

4(h)     Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i)(b) of Registrant's 10-Q, filed on December 10, 1998

4(i)     Certificate of Ownership and Merger of Brown-Forman Corporation into
          Brown-Forman, Inc., incorporated by reference to Registrant's 10-K, filed on July 19, 1994

4(j)     Registrant's by-laws, as amended on May 25, 2000, incorporated by reference to Registrant's Report on Form 8-K, filed May 31, 2000

4(k)     Form of Indenture dated as of March 1, 1994, between the Registrant and The First National Bank of Chicago, as Trustee, incorporated by reference to Registrant's Form S-3 (Registration No. 33-52551), filed on March 8, 1994

99       Brown-Forman Corporation Non-Employee Directors' Compensation Plan,
          incorporated by reference to Post Effective Amendment No. 1 to Registrants Registration Statement on Form S-8 filed August 12, 1998 (Registration No. 333-38649)

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
             Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that (i) and (ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by (i) or (ii) is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a director, officer or controlling person of the Registrant asserts a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant, Brown-Forman Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on May 23, 2002.

BROWN-FORMAN CORPORATION


/s/  Owsley Brown II
*By: Owsley Brown II
Chairman and Chief Executive Officer
Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

 Signature                                  Title


/s/   Phoebe A. Wood
*Phoebe A. Wood                             Executive Vice President and
                                             Chief Financial Officer


/s/   Jerry E. Abramson
*Jerry E. Abramson                          Director


/s/   Barry D. Bramley
* Barry D. Bramley                          Director


/s/   George Garvin Brown III
* George Garvin Brown III                   Director


/s/   Owsley Brown II
* Owsley Brown II                           Director


/s/   Donald G. Calder
* Donald G. Calder                          Director


/s/   Owsley Brown Frazier
* Owsley Brown Frazier                      Director


/s/   Richard P. Mayer
* Richard P. Mayer                          Director


/s/   Stephen E. O'Neil
* Stephen E. O'Neil                         Director


/s/   William M. Street
* William M. Street                         Director


/s/   Dace Brown Stubbs
* Dace Brown Stubbs                         Director



/s/   Nelea A. Absher
*By:  Nelea A. Absher
Assistant Vice President and Senior Counsel
Attorney-In-Fact For Each
May 29, 2002

                                  EXHIBIT INDEX


Exhibit
Number            Description

5                 Opinion of Counsel, Ogden Newell & Welch PLLC, counsel to
                  Registrant

23(a) Consent of PricewaterhouseCoopers LLP, independent accountants of Registrant

23(b) Consent of Ogden Newell & Welch PLLC, counsel to Registrant (included in Exhibit 5)

24(a)             Power of  attorney  authorizing  Nelea A.  Absher,
                  Phoebe A. Wood or Michael B. Crutcher to sign the Registration Statement in any and all capacities on behalf of Barry D. Bramley, George Garvin Brown III, Owsley Brown II, Donald G. Calder, Owsley Brown Frazier, Richard P. Mayer, Stephen E. O'Neil, William M. Street, Dace Brown Stubbs and Jerry E. Abramson

24(b) Certified resolution of Registrant's Board of Directors authorizing the execution of powers of attorney

                                    EXHIBIT 5

                    [Letterhead of Ogden Newell & Welch PLLC]



                                  May 29, 2002



Brown-Forman Corporation
850 Dixie Highway
Louisville, Kentucky 40210

         Re: Brown-Forman Non-Employee Directors' Compensation Plan Registration Statement on Form S-8 for Stock to be Issued


Ladies and Gentlemen:

         We are acting as counsel for Brown-Forman Corporation, a Delaware corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of certain additional shares of Class B Common Stock (the "Shares") which are proposed to be issued pursuant to the Brown-Forman Non-Employee Directors' Compensation Plan (the "Plan"). The Shares shall be registered on the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") with respect to the Shares.

         In rendering this opinion, we have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures;
(b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the documents.

         It is our opinion that:

                  (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

                  (b) the Shares are duly authorized by the Restated Certificate of Incorporation of the Company; and

                  (C) upon the effectiveness of the Registration Statement, the Shares will be legally and validly issued, fully paid and non-assessable.


         Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance shall be the same as such laws, rules and regulations are in effect as of the date hereof.

         Nothing in this opinion is intended to apply to any disposition of the Shares which any recipient thereof may propose to make.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the Securities or "Blue Sky" laws of any state or jurisdiction.

         This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent, and no party other than you is entitled to rely upon it. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change, whether legal or factual.


                                                  Very truly yours,


                                                  /s/ Ogden Newell & Welch PLLC
                                                  OGDEN NEWELL & WELCH PLLC

                                  EXHIBIT 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 24, 2001 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Brown-Forman Corporation and Subsidiaries (the "Company"), which is incorporated by reference in Company's Annual Report on Form 10-K for the year ended April 30, 2001. We also consent to the incorporation by reference of our report dated May 24, 2001 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
May 23, 2002

                                  EXHIBIT 24(a)

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of the 23rd day of May, 2002, the undersigned each constitutes and appoints Phoebe A. Wood, Michael B. Crutcher, and Nelea A. Absher, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities:

(a) to sign and file with the Securities and Exchange Commission one or more Registration Statements on Form S-8 relating to the Brown-Forman Non-Employee Directors' Compensation Plan, and any and all related amendments, exhibits, or appendices (including post-effective amendments); and

(b) to prepare, execute and file with the appropriate securities commissions in states or other jurisdictions any forms or filings (including any amendments or exhibits) necessary or useful in complying with state or foreign securities laws in the issuance of shares under the Non-Employee Directors' Compensation Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute(s), may lawfully do or cause to be done by virtue of this power of attorney.

BROWN-FORMAN CORPORATION



/s/   Owsley Brown II
By:      Owsley Brown II
         Chairman & Chief Executive Officer



/s/ Phoebe A. Wood                                   /s/ Jerry E. Abramson
Phoebe A. Wood                                       Jerry E. Abramson
Executive Vice President &                           Director
  Chief Financial Officer



/s/ Barry D. Bramley                                 /s/ George Garvin Brown III
Barry D. Bramley                                     George Garvin Brown III
Director                                             Director



/s/ Owsley Brown II                                  /s/ Donald G. Calder
Owsley Brown II                                      Donald G. Calder
Director                                             Director



/s/ Owsley Brown Frazier                             /s/ Richard P. Mayer
Owsley Brown Frazier                                 Richard P. Mayer
Director                                             Director



/s/ Stephen E. O'Neil                                /s/ William M. Street
Stephen E. O'Neil                                    William M. Street
Director                                             Director



/s/ Dace Brown Stubbs
Dace Brown Stubbs
Director

                                  EXHIBIT 24(b)

                RESOLUTIONS ADOPTED BY THE BOARD OF DIRECTORS OF
              BROWN-FORMAN CORPORATION EFFECTIVE AS OF MAY 23, 2002

         WHEREAS, the Securities Act of 1933 requires the filing of a registration statement (the "Registration Statement") on Form S-8 by the Company to register additional securities relating to the Brown-Forman Non-Employee Directors' Compensation Plan (the "Plan");

         NOW, THEREFORE, BE IT RESOLVED, that the appropriate officers of the Company, with the assistance of its accountants and counsel, are hereby authorized to prepare, execute, and file with the Securities and Exchange Commission on behalf of the Company the Registration Statement and any and all related amendments (including post-effective amendments), exhibits and appendices;

         BE IT FURTHER RESOLVED, that Michael B. Crutcher, Senior Vice President, General Counsel, and Secretary of the Company, be and hereby is appointed and designated as a person duly authorized to receive communications and notices from the Securities and Exchange Commission with respect to any documents relating to the Registration Statement; and

         BE IT FURTHER RESOLVED, that the Company and each director and officer who may be required to execute any filings or documents relating to the Registration Statement and any amendments thereof or appendices thereto be, and hereby is, authorized to execute a power of attorney appointing Phoebe A. Wood, Michael B. Crutcher, and Nelea A. Absher, and each of them, his or her true and lawful attorneys and agents:

         (a) to execute in his name, and on behalf of the Company and the Plan, any and all documents relating to the Plan or the Registration Statement, and to file the same with the Securities and Exchange Commission; and

         (b) to execute in his name, and on behalf of the Company and the Plan, any and all documents relating to the Plan or the Registration Statement, and to file the same with any state or foreign securities commissions.

I, Nelea A. Absher, being duly elected and acting Assistant Vice President and Assistant Secretary of Brown-Forman Corporation, do hereby certify that the above is a true and correct copy of resolutions adopted by unanimous written consent of the Board of Directors of said corporation, pursuant to Section 141(f) of the Delaware Corporation Code and that said resolutions are still in full force and effect.

In testimony whereof, witness my hand this 29th day of May 2002.

                                                       /s/Nelea A. Absher
                                                       Nelea A. Absher
                                                       Assistant Vice President
                                                        and Senior Counsel
                                                       Brown-Forman Corporation